Exhibit 10.5

text Dated August 4, 2026 Department of Energy Washington, DC 20585 Plug Power Energy Loan Borrower LLC 125 Vista Blvd. Citibank, N.A., as Collateral Agent 388 Greenwich Street Slingerlands, NY 12159 Attention: Legal Department Email: legal@plugpower.com • Plug Power Inc. 125 Vista Blvd. Slingerlands, NY 12159 Attention: Legal Department Email: legal@plugpower.com Plug Power Generation LLC 125 Vista Blvd. Slingerlands, NY 12159 Attention: Legal Department Email: legal@plugpower.com Plug Power Limestone, LLC 125 Vista Blvd. Slingerlands, NY 12159 Attention: Legal Depat1ment Email: legal@plugpower.com Ladies and Gentlemen: New York, NY 10013 Attention: Agency & Trust, Marion Zinowski, Janice Wong and Tyler Jacobsen Email: marion.zinowski@citi.com, janice.wong@citi.com, tyler.jacobsen@citi.com with a copy to (which shall not constitute notice): Email: DOECitiAgent@citi.com We refer to the (i) Loan Guarantee Agreement, dated as of Janumy 16, 2025 (the "Loan Guarantee Agreement"), by and among Plug Power Energy Loan Borrower LLC, as Borrower, the U.S. Department of Energy, as Guarantor and Loan Servicer, Plug Power Limestone, LLC, as a Project Company, and the additional Project Companies from time to time party thereto for Loan No. 1365, and (ii) Section 2.02(c) of the Loan Guarantee Agreement. All capitalized terms used in this notification letter and not otherwise defined shall have their respective meanings specified in the Loan Guarantee Agreement. In accordance with the terms of the Loan Guarantee Agreement, DOE may terminate the Loan Guarantee Agreement with no less than ten Business Days prior written notice (the "Required Notice Period") in the event that the Initial First Advance has not occurred by the Initial First Advance Longstop Date. The Initial First Advance Longstop Date has occurred without the 1 making of the Initial First Advance. Accordingly, we hereby notify you that automatically and without the requirement of any further action on the part of DOE, upon the lapse of the Required Notice Period (i) the Loan Guarantee Agreement is terminated, (ii) the Release Date has occurred, and (iii) DOE consents to the termination of the other Financing Documents ( other than the FFB Program Financing Agreement, which is expressly not subject to termination in connection with this notification letter). Pursuant to Section 5.15 of the Accounts Agreement, upon the occurrence of the Release Date the security interest created ( or ratified or reaffirmed) by the Accounts Agreement in the Collateral shall terminate and all right, title and interest of the Collateral Agent in and to the Collateral shall revert to the Borrower Parties, as applicable. DOE hereby directs and authorizes the Collateral Agent, upon the occmrnnce of the Release Date, to take or authorize such steps as may be reasonably requested by ( and at the cost and expense of) the Bon-ower Parties to effect the release of the Collateral, including the return of any physical collateral items held by the Collateral Agent. DOE directs the Collateral Agent to execute this notification letter in the signature block provided below and, by such signature, the Collateral Agent shall have authorized the Borrower Pmiies - upon the occurrence of the Release Date - to file any UCC termination statements as may be appropriate to evidence the release of the Collateral. DOE directs the Collateral Agent to deliver a copy of its signature on this notification letter to DOE and each other addressee of this letter. DOE confirms that this notification letter may be shared by the Borrower Pmiies with other Persons to the extent necessary to evidence the occurrence of the Release Date and the termination of the applicable Financing Documents. (The remainder of this page is intentionally blank.) 2

Senior Trust Officer Marion Zinowski U.S. DEPARTMENT OF ENERGY, An agency of the Federal Government of the United States of America, in its own capacity and in its capacity as Guarantor and Loan Servicer ~~~.~ (:;d Title: 0 irec.,,-\t>r, o flhe o ~ E:n~ 'i t>o O'\t~e>.nc e.. R" o-.n. c.-, "°) Acknowledged and Agreed: CITIBANK, N.A., acting through its Agency and Trust business, not in its individual capacity but solely as Collateral Agent By: _ ~ -~~-- Name: Title: [Signature Page - Plug Power Notification Letter- LGA Termination] 3